1 FOURTH AMENDED AND RESTATED BY-LAWS OF KNOWLES CORPORATION A Delaware Corporation Effective October 25, 2022

i TABLE OF CONTENTS ARTICLE I OFFICES .................................................................................................................................1 Section 1.1 Registered Office .........................................................................................................1 Section 1.2 Other Offices ...............................................................................................................1 ARTICLE II MEETINGS OF STOCKHOLDERS .....................................................................................1 Section 2.1 Place of Meetings ........................................................................................................1 Section 2.2 Annual Meetings ..........................................................................................................1 Section 2.3 Special Meetings ..........................................................................................................1 Section 2.4 Consent of Stockholders in Lieu of Meeting ...............................................................2 Section 2.5 Notice ...........................................................................................................................2 Section 2.6 Adjournments ..............................................................................................................2 Section 2.7 Quorum ........................................................................................................................3 Section 2.8 Voting ..........................................................................................................................3 Section 2.9 Proxies .........................................................................................................................4 Section 2.10 List of Stockholders Entitled to Vote ..........................................................................4 Section 2.11 Record Date .................................................................................................................5 Section 2.12 Stock Ledger ................................................................................................................5 Section 2.13 Conduct of Meetings ....................................................................................................5 Section 2.14 Inspectors of Election ..................................................................................................6 Section 2.15 Business and Director Nominations at Meetings of Stockholders ..............................6 ARTICLE III DIRECTORS ......................................................................................................................17 Section 3.1 Number and Election of Directors .............................................................................17 Section 3.2 Vacancies ...................................................................................................................18 Section 3.3 Duties and Powers .....................................................................................................18 Section 3.4 Meetings; Notice ........................................................................................................18 Section 3.5 Organization ..............................................................................................................18 Section 3.6 Resignations and Removals of Directors ...................................................................19 Section 3.7 Quorum ......................................................................................................................19 Section 3.8 Actions of the Board of Directors by Written Consent .............................................19 Section 3.9 Meetings by Means of Conference Telephone ..........................................................19 Section 3.10 Committees ................................................................................................................20 Section 3.11 Executive Committee .................................................................................................20 Section 3.12 Compensation ............................................................................................................21 Section 3.13 Interested Directors ....................................................................................................21 Section 3.14 Chairperson of the Board of Directors .......................................................................21 ARTICLE IV OFFICERS ..........................................................................................................................21 Section 4.1 General .......................................................................................................................21 Section 4.2 Election ......................................................................................................................22 Section 4.3 Voting Securities Owned by the Corporation ............................................................22 Section 4.4 Chief Executive Officer .............................................................................................22 Section 4.5 Vice Presidents ..........................................................................................................22

ii Section 4.6 Secretary ....................................................................................................................23 Section 4.7 Treasurer ....................................................................................................................23 Section 4.8 Assistant Secretaries ..................................................................................................23 Section 4.9 Assistant Treasurers ...................................................................................................23 Section 4.10 Other Officers ............................................................................................................24 ARTICLE V STOCK .................................................................................................................................24 Section 5.1 Uncertificated Shares .................................................................................................24 Section 5.2 Dividend Record Date ...............................................................................................24 Section 5.3 Record Owners ..........................................................................................................24 Section 5.4 Transfer and Registry Agents ....................................................................................24 ARTICLE VI NOTICES............................................................................................................................25 Section 6.1 Notices .......................................................................................................................25 Section 6.2 Waivers of Notice ......................................................................................................25 ARTICLE VII GENERAL PROVISIONS ................................................................................................25 Section 7.1 Dividends ...................................................................................................................25 Section 7.2 Disbursements ............................................................................................................25 Section 7.3 Fiscal Year .................................................................................................................26 Section 7.4 Corporate Seal ...........................................................................................................26 Section 7.5 Contracts ....................................................................................................................26 ARTICLE VIII INDEMNIFICATION ......................................................................................................26 Section 8.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation ............................................................................................26 Section 8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation ................................................................................................................26 Section 8.3 Authorization of Indemnification ..............................................................................27 Section 8.4 Good Faith Defined ...................................................................................................27 Section 8.5 Indemnification by a Court ........................................................................................27 Section 8.6 Expenses Payable in Advance ...................................................................................28 Section 8.7 Nonexclusivity of Indemnification and Advancement of Expenses ..........................28 Section 8.8 Insurance ....................................................................................................................28 Section 8.9 Certain Definitions .....................................................................................................28 Section 8.10 Survival of Indemnification and Advancement of Expenses ....................................29 Section 8.11 Limitation on Indemnification ...................................................................................29 Section 8.12 Indemnification of Employees and Agents ................................................................29 Section 8.13 Amendment or Repeal ...............................................................................................29 ARTICLE IX AMENDMENTS ................................................................................................................30 Section 9.1 Amendments ..............................................................................................................30 ARTICLE X EMERGENCY BY-LAWS ..................................................................................................30 Section 10.1 Emergency By-Laws .................................................................................................30

iii ARTICLE XI CONSTRUCTION..............................................................................................................31 Section 11.1 Construction ...............................................................................................................31 Section 11.2 Entire Board of Directors ...........................................................................................31

1 FOURTH AMENDED AND RESTATED BY-LAWS OF KNOWLES CORPORATION (hereinafter called the “Corporation”) ARTICLE I OFFICES Section 1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine. ARTICLE II MEETINGS OF STOCKHOLDERS Section 2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). Section 2.2 Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders. The Board of Directors may postpone, reschedule or cancel any Annual Meeting of Stockholders previously scheduled by the Board of Directors for any reason. Section 2.3 Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), a Special Meeting of Stockholders, for any purpose or purposes, may be called by either (a) the Chairperson of the Board of Directors or (b) the Chief Executive Officer of the Corporation, and shall be called by the Chief Executive Officer at the request in writing or electronic transmission made pursuant to a resolution of a majority of the members of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). The Chairperson of the Board of Directors, the Chief Executive Officer or the Board of Directors may postpone, reschedule or cancel any Special Meeting of Stockholders previously scheduled by any of them. For the

2 purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Section 2.4 Consent of Stockholders in Lieu of Meeting. Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting of Stockholders or Special Meeting of Stockholders, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Section 2.5 Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, and, in the case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. Unless otherwise required by law, written notice of any meeting shall be given either personally, by mail or electronic transmission, (if permitted under the DGCL) not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting. Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice at such meeting, except where the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Meetings of the stockholders may be held at any time without notice when all of the stockholders entitled to vote thereat are represented in person or by proxy. Section 2.6 Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place by (a) holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, or (b) by the chair of the meeting for any reason and regardless of whether a quorum is present in person or by proxy. Notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these By-Laws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting,

3 notice of the adjourned meeting in accordance with the requirements of Section 2.5 shall be given to each stockholder of record entitled to notice of and to vote at the meeting. Section 2.7 Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the chair of the meeting or the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.6, until a quorum shall be present or represented. Section 2.8 Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.11, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.9. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. Shares of stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders of the Corporation and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Any matter brought before any meeting of stockholders of the Corporation, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Directors shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election at any meeting for the election of directors at which a quorum

4 is present; provided, however, that in a Contested Election of Directors (as defined below) at such a meeting, directors shall be elected by a plurality of the votes cast on the election of directors (instead of by votes cast “for” or “against” a nominee). The term “Contested Election of Directors” shall mean an annual or special meeting of the Corporation with respect to which (i) the secretary of the Corporation (the “Secretary”) receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 2.15 of these By- Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders. Stockholders shall be entitled to cast votes “against” nominees for director unless plurality voting applies in the election of directors. If, with respect to an election of directors not constituting a Contested Election of Directors and for which a quorum is present, any incumbent director does not receive a majority of the votes cast, such director shall promptly tender a resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by the Board of Directors. Such director shall continue in office until such resignation is accepted or, if not accepted, such director’s successor shall have been elected and qualified. The Governance and Nominating Committee shall promptly consider the tendered resignation, and a range of possible responses based on the circumstances, if known, that led to the election results, and make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether any other action should be taken with respect thereto. The Board of Directors will act on any such recommendation by the Governance and Nominating Committee within ninety (90) days following certification of the stockholder vote and will promptly publicly disclose its decision and the rationale behind it in a filing with the Securities and Exchange Commission. Any director who tenders a resignation pursuant to this provision shall not participate in the Governance and Nominating Committee or Board of Directors recommendation or deliberations regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto. Section 2.9 Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless such proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. Section 2.10 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, or have prepared and made, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of

5 any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Section 2.11 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at 5:00 p.m. Eastern Time on the day next preceding the day on which notice is given, or, if notice is waived, at 5:00 p.m. Eastern Time on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Section 2.12 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders. Section 2.13 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include or address, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the

6 meeting and (l) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of a stockholder meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the stockholder meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section 2.14 Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairperson of the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law. Section 2.15 Business and Director Nominations at Meetings of Stockholders. (a) Annual Meeting of Stockholders. (i) Only such proposals for business or nominations of persons for election to the Board of Directors may be considered at an Annual Meeting of Stockholders as are (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) otherwise properly brought before the Annual Meeting of Stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (C) otherwise properly brought before the Annual Meeting of Stockholders by any stockholder of the Corporation (I) who is a stockholder of record (1) on the date of the giving of the notice provided for in this Section 2.15, (2) on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting of Stockholders and (3) through the date of such Annual Meeting of Stockholders, (II) who is entitled to vote at such Annual Meeting of Stockholders and (III) who complies with the notice procedures set forth in this Section 2.15. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to propose business or nominate persons for election to the Board of Directors, before an Annual Meeting of Stockholders (other than matters properly brought under Rule 14a-8 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision of law) and included in the Corporation’s notice of meeting in accordance therewith).

7 (ii) In addition to any other applicable requirements, for business or nominations of persons for election to the Board of Directors, to be properly brought before an Annual Meeting of Stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to the first anniversary of the date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder, in order to be timely, must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which such notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure of the date of the Annual Meeting of Stockholders was made. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of an Annual Meeting of Stockholders (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (A) as to each item of business, other than the nomination of persons for election to the Board of Directors, such stockholder proposes to bring before the meeting: (I) a brief description of the business desired to be brought before the meeting; (II) the reasons for conducting such business at the meeting; (III) the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By- Laws, the language of the proposed amendment); (IV) a complete and accurate description of any material interest in such business of each stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom; and

8 (V) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Regulation 14A under the Exchange Act; (B) as to each person whom the stockholder proposes to nominate for election to the Board of Directors (each, a “Proposed Nominee”): (I) the name, age, business address and residential address of such Proposed Nominee; (II) the principal occupation and employment of such Proposed Nominee; (III) a written questionnaire with respect to the background and qualifications of such Proposed Nominee completed by such Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request); (IV) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these By-Laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other

9 guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term if elected as a director of the Corporation; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (V) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any stockholder or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; (VI) a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and (VII) all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

10 (C) as to the stockholder giving the notice and any Stockholder Associated Person: (I) the name and address of such stockholder and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records); (II) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such stockholder or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; (III) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such securities; (IV) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”); (V) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or such Stockholder Associated Person receives no extra or special benefit not shared on a pro

11 rata basis by all other holders of the same class or series; (VI) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such stockholder and any of the Stockholder Associated Persons or (II) between or among such stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or it securities or the voting thereof, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such stockholder or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such stockholder or any Stockholder Associated Person; (VII) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation; (VIII) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (IX) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such stockholder or any Stockholder Associated Person; (X) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

12 (XI) a description of any material interest of such stockholder or any Stockholder Associated Person in the business proposed by such stockholder, if any, or the election of any Proposed Nominee; (XII) a representation that (I) neither such stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.15; (XIII) a complete and accurate description of any performance- related fees (other than asset-based fees) to which such stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled; (XIV) (A) a description of the investment strategy or objective, if any, of such stockholder or any Stockholder Associated Person who is not an individual and (B) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the stockholder or any Stockholder Associated Person that contains or describes the stockholder’s or such Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation; (XV) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D; and (XVI) all other information relating to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such

13 stockholder, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules; provided, however, that the disclosures described in the foregoing subclauses (I) through (XVI) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder providing notice pursuant to this Section 2.15 solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner. (D) a representation that such stockholder intends to appear in person or cause a Qualified Representative (as defined below) of such stockholder to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such stockholder (or a Qualified Representative of such stockholder) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; (E) a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; (F) identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to support the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and (G) a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation. In addition to the information required above, the Corporation may require such stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the

14 independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the shares of the Corporation are listed, any applicable rules of the U.S. Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder within ten (10) days after it has been requested by the Corporation. (b) Special Meeting of Stockholders. Only such business as shall have been brought before a Special Meeting of Stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a Special Meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors for such purpose or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in these By-Laws and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a Special Meeting of Stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice including all information required to be set forth in a notice for the nomination of a director under this Section 2.15, including the information set forth in Section 2.15(a)(iii), shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than 5:00 p.m. Eastern Time one-hundred twenty (120) days prior to such Special Meeting of Stockholders and not later than 5:00 p.m. Eastern Time ninety (90) days prior to such Special Meeting of Stockholders or, if public disclosure of the date of the Special Meeting of Stockholders and of the nominees proposed by the Board of Directors to be elected at such meeting is first made less than ninety (90) days prior to the date of the Special Meeting of Stockholders, the tenth (10th) day following the day on which such public disclosure is first made. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a Special Meeting of Stockholders (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (c) General. (i) No person shall be eligible for election as a director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section 2.15 or the person is nominated by the Board of Directors, and no business shall be conducted at a meeting of stockholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a stockholder in accordance with the procedures set forth in this Section 2.15 or by the Board of Directors. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of

15 doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.15. Except as otherwise provided by law, the chair of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws, and, if the chair of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chair shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.15, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation. (ii) A stockholder shall update such stockholder’s notice provided under the foregoing provisions of this Section 2.15, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than 5:00 p.m. Eastern Time five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than 5:00 p.m. Eastern Time seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such stockholder’s prior submission and (III) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.15(G)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.15 and shall not extend the time period for the delivery of notice pursuant to this Section 2.15. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.15. (iii) If any information submitted pursuant to this Section 2.15 by any stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with Section 2.15.

16 Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.15 (including if any stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.15(a)(iii)(G)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 2.15 and (B) a written affirmation of any information submitted by such stockholder pursuant to this Section 2.15 as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.15. (iv) If (A) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such stockholder or Stockholder Associated Person subsequently either (x) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (2) no other stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. (v) In addition to complying with the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a- 8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the

17 Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. (vi) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2.15 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices. (vii) For purposes of these By-Laws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) a “Qualified Representative” of a stockholder means (I) a duly authorized officer, manager or partner of such stockholder or (II) a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (D) “Stockholder Associated Person” shall mean, with respect to a stockholder and if different from such stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such stockholder or beneficial owner(s), (II) any member of the immediate family of such stockholder or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such stockholder or other Stockholder Associated Person to be acting in concert with, such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (IV) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Stockholder Associated Person, (V) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (VI) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary) and (VII) any Proposed Nominee. ARTICLE III DIRECTORS Section 3.1 Number and Election of Directors. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a

18 majority of the entire Board of Directors, and subject to the rights of the holders of the preferred stock, if any, the exact number may be increased or decreased (but not to less than three (3) or more than fifteen (15)). Section 3.2 Vacancies. Subject to the terms of any one or more classes or series of preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors or the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority of the Board of Directors then in office, in their sole discretion, even if less than a quorum, or by a sole remaining director, in his or her sole discretion. Any director appointed to fill a vacancy on the Corporation’s Board of Directors not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. In no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Section 3.3 Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. Section 3.4 Meetings; Notice. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, the Chief Executive Officer or a majority of the members of the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chair of such committee, the Chief Executive Officer, or any director serving on such committee. Notice of all meetings shall state the place, date and hour of the meeting and shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than seven (7) days before the date of the meeting, by facsimile or other means of electronic communication on three (3) days’ notice, by personal delivery or telephone on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting at the beginning of the meeting, and does so object, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice of such meeting unless so required by law. Section 3.5 Organization. At each meeting of the Board of Directors or any committee thereof, the Chairperson of the Board of Directors or the chair of such committee, as the case may be, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chair. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the

19 Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity. Section 3.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chair of such committee. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of shares of voting common stock. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors. Section 3.7 Quorum. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors or any committee thereof, at least one half (1/2) of the entire Board of Directors then in office, or at least one half (1/2) of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Section 3.8 Actions of the Board of Directors by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or such committee. Section 3.9 Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all

20 persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting. Section 3.10 Committees. The Board of Directors shall have, at all times, the following standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee will consist of at least three members. The Board of Directors may designate one or more other standing or special committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors will appoint committee members of each standing committee and the chair of each such committee on the recommendation of the Governance and Nominating Committee. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in its charter or as may be assigned to it by the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, any resolution of the Board of Directors establishing or directing any committee of the Board of Directors or establishing or amending the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling. Section 3.11 Executive Committee. The Board of Directors may provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the Board of Directors. The Board of Directors may designate one of such members to act as chair, provided that the Chairperson of the Board of Directors shall be a member of the Executive Committee and, if present, shall preside at any meeting of the Executive Committee. The Board of Directors shall have the power at any time to change the membership of the committee, to fill vacancies in it, or to dissolve it. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent authorized by resolution adopted by a majority of the entire Board of Directors.

21 The Executive Committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum. Section 3.12 Compensation. The Board of Directors, upon the recommendation of the Compensation Committee, shall from time to time determine the form and amount of fees or compensation to be paid to the directors for services as such to the Corporation, including, but not limited to, fees and expenses for serving on and/or attendance at meetings of the Board of Directors or its committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Section 3.13 Interested Directors. No contract or transaction between the Corporation (or any of its subsidiaries or affiliates) and one or more of its directors or officers, or between the Corporation (or any of its subsidiaries or affiliates) and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Section 3.14 Chairperson of the Board of Directors. The Board of Directors, in its discretion, may choose a Chairperson (who shall be a director but need not be elected as an officer). The Chairperson of the Board of Directors shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee (if one shall have been appointed). The Chairperson of the Board of Directors shall perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors. ARTICLE IV OFFICERS Section 4.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose, or may delegate to the Chief Executive Officer the authority to appoint, a President, one or more Vice Presidents, Assistant Secretaries, Assistant

22 Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation. Section 4.2 Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors, and any officer appointed by the Chief Executive Officer may be removed at any time by the Chief Executive Officer. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or the Chief Executive Officer, as applicable. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. Any officer may resign at any time by delivering a notice of resignation given in writing or electronic transmission to the Board of Directors or the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Section 4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, any President, any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons. Section 4.4 Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairperson of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except as provided by Section 7.5. In the event of the absence or disability of the Chairperson of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders. In the event of the absence or disability of the Chief Executive Officer, a director of officer chosen by resolution of the Board of Directors shall preside at all meetings of the stockholders. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By- Laws or by the Board of Directors. Section 4.5 Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

23 Section 4.6 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. Section 4.7 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. Section 4.8 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Section 4.9 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an

24 Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation. Section 4.10 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. ARTICLE V STOCK Section 5.1 Uncertificated Shares. Unless otherwise provided by resolution of the Board of Directors, each class or series of the shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form. Section 5.2 Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at 5:00 p.m. Eastern Time on the day on which the Board of Directors adopts the resolution relating thereto. Section 5.3 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law. Section 5.4 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

25 ARTICLE VI NOTICES Section 6.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given either personally by mail, facsimile or other means of electronic communication or by other lawful means. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid. If notice be by facsimile or other means of electronic communication, such notice shall be deemed to be given at the time provided in the DGCL. Such further notice shall be given as may be required by law. Section 6.2 Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws. ARTICLE VII GENERAL PROVISIONS Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Section 7.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

26 Section 7.3 Fiscal Year. Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the Corporation shall end on December 31. Section 7.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Section 7.5 Contracts. These By-Laws, the Board of Directors or the Chief Executive Officer may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument or other document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. ARTICLE VIII INDEMNIFICATION Section 8.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Section 8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be

27 in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 8.3 Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made, with respect to a person who is a director, officer or employee at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to present or former employees or former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. Section 8.4 Good Faith Defined. For purposes of any determination under Section 8.3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Section 8.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 or Section 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of

28 the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer or employee seeking indemnification shall also be entitled to be paid the expense of prosecuting such application. Section 8.6 Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a current or former director or officer or employee entitled to indemnification under this Article VIII in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director, officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Section 8.7 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 and Section 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or Section 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. Section 8.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII. Section 8.9 Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation or is or was a director, officer or employee of such constituent corporation serving at the request of such constituent corporation

29 as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of, or fiduciary with respect to, another enterprise which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII. Section 8.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 8.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5), the Corporation shall not be obligated to indemnify any person entitled to indemnification under this Article VIII (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. Section 8.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to other employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation. Section 8.13 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of a director, officer or employee of the Corporation in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

30 ARTICLE IX AMENDMENTS Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal these By-Laws. The affirmative vote of at least a majority of the Board of Directors shall be required to adopt, amend, alter or repeal these By-Laws. In addition, these By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders with the affirmative vote of the holders of at least a majority of the total number of votes of the Corporation’s capital stock then outstanding; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws by the stockholder be contained in the notice of such meeting of the stockholders. ARTICLE X EMERGENCY BY-LAWS Section 10.1 Emergency By-Laws. Notwithstanding anything to the contrary in the Certificate of Incorporation or these By-Laws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL (or any successor section), or other similar emergency condition (each, an “emergency”), and a quorum of the Board of Directors cannot readily be convened for action, this Section 10.1 shall apply. Any director or senior executive officer of the Corporation may call a meeting of the Board of Directors by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof. (a) One-third of the directors shall constitute a quorum, which may in all cases act by majority vote. (b) Directors may take action to appoint one or more of the director or directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Section 10.1 applies. (c) To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and these By-Laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner, and this Section 10.1 is intended to and does hereby empower the Board of Directors with the maximum authority possible under the DGCL, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation.

31 (d) No director, officer or employee acting in good faith in accordance with this Section 10.1 or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct. (e) This Section 10.1 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the directors of the Corporation immediately prior to the emergency to resume management of the business of the Corporation. (f) The Board of Directors may modify, amend or add to the provisions of this Section 10.1 in order to make any provision that may be practical or necessary given the circumstances of the emergency. (g) The provisions of this Section 10.1 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of paragraph (e) hereof with regard to action taken prior to the time of such repeal or change. ARTICLE XI CONSTRUCTION Section 11.1 Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of the Certificate of Incorporation shall be controlling. Section 11.2 Entire Board of Directors. As used in this Article XI and in these By- Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies and each other reference to the “Board of Directors” means the total number of directors then in office. * * *